Exhibit 10.82a


                             STOCK OPTION AGREEMENT


            This STOCK OPTION AGREEMENT ("Agreement"), dated as of April 1, 1996, is made by and between Peter J. Ratican ("Executive") and Maxicare Health Plans, Inc., a Delaware corporation (the "Company").

                                    RECITALS


            WHEREAS, Executive presently serves as Chief Executive Officer and President of the Company pursuant to an Employment and Indemnification Agreement dated as of January 1, 1992 exerting particularly diligent efforts in such capacity on behalf of the Company;

            WHEREAS, the Company and the Executive have agreed that Executive should continue to serve in the aforementioned capacities on behalf of the Company pursuant to the terms and conditions contained in the Amended and Restated Employment and Indemnification Agreement dated as of April 1, 1996 between the Company and the Executive (the "Restated Employment Agreement");

            WHEREAS, as a material part of Executive's compensation under the New Employment Agreement, the Company has agreed to grant Executive options to purchase 350,000 shares of the Company's, no par value, common stock (the "Common Stock"); and

            WHEREAS, the Company and the Executive desire to set forth in this Agreement the specific terms and conditions regarding the aforementioned options.

            NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Executive and the Company hereby agree as follows:

                   1. Grant of Options. Subject to Section 14 below and upon the terms and subject to the conditions hereinafter set forth, the Company hereby agrees to grant to Executive options (the "Options") to purchase up to 350,000 authorized but unissued shares of Common Stock (the "Option Shares"). As a pre-condition to the grant of each of the Options set forth below and all Options to be granted hereunder following such Option, Executive must be employed by the Company on the grant date of any such Option. Subject to the preceding sentence, the Options shall be granted on the following dates:

                         (a) an Option to purchase 70,000 Option Shares on the date on which resolutions are adopted by the Shareholders approving this Agreement;


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                         (b) an Option to purchase 70,000 Option Shares on
       January 1, 1997;

                         (c) an Option to purchase 70,000 Option Shares on January 1, 1998;

                         (d) an Option to purchase 70,000 Option Shares on January 1, 1999; and

                         (e) an Option to purchase 70,000 Option Shares on January 1, 2000.

                   2.    Option Prices.

                         (a) The Option Price with respect to the Option Shares for each of the Options set forth in 1(a) through 1(e) above shall be the closing price of the Common Stock on the last trading date immediately preceding the grant dates of the Options set forth in Sections 1(a) through 1(e) above.

                         (b) For the purposes of calculating the Option Price, the closing price shall be (in the following order or priority), if the Common Stock is listed or admitted for trading
       (i) on any national securities exchange (or in case the Common Stock shall be listed on more than one, the exchange with the greatest trading volume in the Common Stock), the last sale price, or, in case no reported sale takes place on such day, the average of the last reported bid and asked prices; (b) on the National Association of Securities Dealers, Inc. Automated Quotation System-National Market System ("NASDAQ-NMS"), the average of the last reported bid and asked prices; or (iii) in the daily stock price publication of the National Quotation Bureau (also known as the "Pink Sheets"), the average of the last reported bid and asked prices.

                   3. Vesting of Options. Executive's rights in and to the Options set forth in Sections 1(a) through 1(e) above shall vest, and Executive may exercise each such Option immediately as of the date of the grant of each Option.

                   4. Term of Options. Subject to and so long as Executive is employed by the Company, whether pursuant to the Restated Employment Agreement or otherwise each Option granted pursuant to Sections 1(a) through 1(e) above, may be exercised in whole or in part at any time or from time to time by Executive on or before 12:00 midnight, California time on the expiration of 10 years from the date of grant of each such Option (the "Expiration







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       Date"); provided,  however,  that  in  the  event  that Executive's employment with the Company terminates prior to the Expiration Date the Options which have been granted prior to such termination of employment shall expire as follows:

                         (a) in the event termination is as a result of death of Executive or Incapacity, any outstanding Options granted pursuant to this Agreement shall expire 180 days after such termination;

                         (b) in the event termination  is  as a result of:
       (i) Cause  pursuant  to  Section  7(d)  of  the Restated Employment
       Agreement or (ii) pursuant to Section 7(b) of the Restated Employment Agreement other than for Good Reason, thirty (30) days after such termination; and

                         (c) in the event  termination  is  as a result of
       Section 7(b) for Good Reason, 7(e) or 7(f) of the Restated Employment Agreement on the Expiration Date.

       The terms "Incapacity", "Cause" and "Good Reason" when utilized herein shall be as defined in the Restated Employment Agreement.

                   5.    Exercise of Option.

                         (a) In the event Executive elects to exercise any Option granted hereunder, he shall give at least three, but no more than ten business days' prior written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state which Option the employee wishes to exercise, the election to exercise such Option and the number of Option Shares with respect to which it is being exercised. The notice shall be accompanied by a cashier's or certified check payable in United States Dollars to the order of the Company in an aggregate amount equal to the product of the Option Price times the number of Option Shares to be purchased.

            Upon receipt of Executive's notice to exercise the Option, conforming to the conditions of this Section 5, the Company shall, as soon as practicable thereafter, deliver to Executive a certificate or certificates representing the Option Shares purchased, registered in the name of the Executive (or, if so request in the notice to exercise, registered in the name of the Executive and another person jointly, with right of survivorship). In the event the Option shall be exercised, pursuant to Section 10 hereof, by any person or persons other than Executive, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.







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            All Option Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

                         (b) Notwithstanding the foregoing, the Option may be exercised only on the condition that no injunction, judgment, order or decree of a court or governmental agency with competent jurisdiction prohibits such exercise.

                   6.    Adjustment Upon Restructuring or Dissolution.

                         (a) In the event of any change, after the date of grant but prior to the exercise of any Option granted hereunder, in the number or nature of Option Shares by reason of any stock dividend, split-up, stock split, reverse stock split, merger, recapitalization, combination, exchange of common stock, or similar transaction (the "Restructuring"), the number and kind of Option Shares subject to acquisition hereunder and the Option Price per Option Share shall be appropriately adjusted, effective upon the consummation of the Restructuring, either by way of an amendment to the Options or by way of a grant of new stock options in substitution of, or in addition to, the Options, to provide that:
       (i) the number of shares subject to the Options shall be adjusted to reflect such Restructuring so that the percentage of the outstanding equity of the Company represented by shares subject to the Options remains constant both before and after the Restructuring; and (ii) the per share exercise price of the Options shall be adjusted so that the total exercise price which would be paid by Executive, were he to purchase all of the shares available to him under the Options after the adjustment described in the preceding clause (i), equals the total exercise price he would have paid had he purchased all Option Shares available to him before the Restructuring at the Option Price. In the event any Restructuring occurs prior to the grant of any Option hereunder, (i) above shall apply; however the Option Price shall be as determined by Section 2 above.

                         (b) In addition, in the event of any dissolution or liquidation of the Company or a Restructuring as a result of which the Company is not the surviving corporation, or a sale of substantially all the property of the Company to another entity, then either (i) provision shall be made for the assumption of all Options or the substitution for the Options of new options covering the stock of a successor employer corporation (or a parent or subsidiary thereof) with appropriate adjustments as to number and kind of shares and prices; or (ii) provision shall be made for the payment of substantially equivalent economic benefit to Executive in exchange for such Options which have been granted prior to the consummation of such event or transaction, upon the consummation of such event or transaction; notwithstanding the foregoing, Executive shall have the right, prior to the consummation of such event or transaction, to exercise all Options granted prior to the




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       consummation thereof.  In the  event that the contemplated event or transaction is not consummated, any Option that had been exercised solely by reason of such event or transaction shall again become unexercised and shall revert to its former status as issued but unexercised as of the termination of the transaction subject, however, to such other provisions of this Agreement as may apply. For the purposes hereof, the aforementioned economic benefit to Executive shall be calculated (without regard to the illiquidity of the Common Stock issuable to the Executive upon exercise of the Option) based upon the actual difference between the Option Price and the closing price of the Common Stock on the day prior to the consummation of the aforementioned transaction.

                         (c) Adjustments under this Section 6 shall be made by the Board of Directors of the Company, whose determination as to what adjustments shall be made shall be final and conclusive. The Board of Directors of the Company may obtain and may rely upon the advice of independent counsel and accountants of the Company. No fractional shares of stock shall be issued under the option on account of any such adjustment. If for any reason Option Shares shall include a fractional share interest, upon the exercise of the option with respect to such fractional interest, a cash payment shall be made of an equivalent value for such fractional interest.

                   7.    Investment   Representations;   Restrictions   on
       Transfer.

                         (a) Executive represents, warrants and covenants to the Company that:

                             (i) Any Option Shares or other securities acquired by Executive upon exercise of the Option will be acquired for Executive's own account and not with a view to resale or distribution in violation of the Securities Act of 1933, as amended (the "1933 Act").

                             (ii) Executive has such knowledge and experience in business and financial matters as to be capable of utilizing the information which is available to him to evaluate the merits and risks of an investment in Option Shares and is able to bear the economic risks of any Option Shares or other securities which Executive may acquire upon exercise of the Option.

                             (iii) Executive understands  that  the Option
       Shares have not been registered under the 1933 Act, in reliance upon certain exemptions contained therein, and that the Company's reliance on such exemption is predicated on Executive's representations set forth herein. Executive further understands that because the Option Shares have not been registered under the 1933 Act, he may not, and Executive covenants and agrees that he





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       will not, sell, offer  to  sell  or  otherwise  dispose of any such securities in violation of the 1933 Act or any applicable "blue sky" or securities law of any state. Executive acknowledges and understands that he has no independent right to require the Company to register the Option Shares.

                         (b) Executive   consents   to   the   placing  of
       restrictive legends in substantially the following form on any stock certificate(s) representing Option Shares:

            "The Shares  represented  by  this  Certificate  have not been registered under the Securities Act of 1933, as amended, or the blue sky law of any state. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, as amended, or until the issuer has been furnished with an opinion of counsel for the registered owner of these shares, reasonably satisfactory to counsel for the issuer, that such sale, transfer or disposition is exempt from the registration or qualification provisions of the Securities Act of 1933, as amended, or the blue sky laws of any state having jurisdiction."

                         (c) Executive also hereby consents and agrees to the placing of stop transfer instructions against any subsequent transfer(s) of the Option Shares. The Company hereby agrees to remove the legend and stop transfer instructions upon receipt of an opinion of counsel from the registered owner of the Option Shares, in form and substance reasonably acceptable to counsel for the Company, to the effect that such shares may be transferred without violation of the 1933 Act or the blue sky laws of any state having jurisdiction.

                   8. Additional Documents. The Company and Executive hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the opinion of Executive or the Company, as the case may be, to complete the sale and transfer of all of the Option Shares with respect to which the Option is exercised.

                   9. Options Not Transferable. Executive may not transfer or assign the Option or his rights under this Agreement,except by will or by the laws of descent and distribution and subject to the provisions of Section 10 hereof. The Option and Executive's rights under this Agreement shall not otherwise be transferred, assigned, pledged or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during Executive's lifetime only by Executive or his guardian or legal representative.






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                   10.   Death or Termination  of  Executive.   Subject to
       Section 5(a) above if the Executive dies during the term of any Options granted hereunder, the Option may be exercised, to the extent of the number of shares with respect to which the Executive could have exercised such Options on the date of his death, by his estate, personal representative or beneficiary, or the person or persons entitled to do so under the Executive's last will and testament or under applicable intestate laws.

                   11. No Obligation to Exercise Options. The grant and acceptance of the Options imposes no obligation on Executive to exercise them.

                   12.   No  Obligation  to   Continue  Employment.    The
       Company is not by virtue of the grant of the Options obligated to continue Executive in employment.

                   13. No Rights as Stockholder Until Exercise. The Executive shall have no rights as a stockholder with respect to Option Shares until a stock certificate with respect to the Option Shares has been issued to Executive and the Option Shares have been fully paid for pursuant to the terms hereof.

                   14. Shareholder Approval. The grant of the Options pursuant to the terms of this Agreement shall be subject to and conditioned upon the approval of the Company's shareholders. The Company agrees to seek such approval at the 1996 Annual Meeting of Stockholders.

                   15.   Registration   Undertaking.       Subsequent   to
       shareholder approval of the Options, the Company agrees to file a Form S-8 Registration Statement at such time as may be determined by its Board of Directors. Said Form S-8 Registration Statement, and the Form S-3 Prospectus related thereto, shall include, to the extent permissible, the Option Shares.

                   16.   Miscellaneous.

                   16.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                   16.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Executive's rights to the Option with respect to the percentage of the Option Shares in which his





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       interest has vested as of the termination date hereof shall survive the termination of this Agreement, regardless of cause. This Agreement may not be assigned by the Company without the prior written consent of Executive.

                   16.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                   16.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Executive will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Company set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Executive upon any such violation, Executive shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Executive at law or inequity.

                   16.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telex or telecopier (with receipt confirmed), or mailed by registered or certified mail, postage prepaid, as follows:


            (a)    If to Executive:

                   Peter J. Ratican
                   1440 Greenbriar Road
                   Glendale, California 91207

            (b)    If to the Company:

                   Maxicare Health Plans, Inc.
                   1149 South Broadway Street
                   Los Angeles, California 90015
                   Attention:  Alan D. Bloom, Esq.
                               General Counsel


       or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                   16.6 Counterparts. This Agreement may be executed in any number of counterparts, and by separate parties on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.






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                   16.7  Governing Law.  This  Agreement shall be governed
       by, construed and enforced in accordance with the laws of the State of California. The Options will not be treated as an "incentive stock option" under the Internal Revenue Code.

                   16.8 Jurisdiction, Attorneys' Fees. The parties hereto agree that any and all disputes hereunder shall be submitted to a court located in Los Angeles, California and in this regard, the parties agree that they shall consent to personal jurisdiction to any state and/or the United States District Court for the Central District of California sitting in Los Angeles, California and agree to venue in the State of California. All costs and expenses (including attorneys' fees) incurred by the parties in connection with any dispute arising under this Agreement, shall be apportioned between the parties by a court based upon such court's determination of the merits of their respective positions.

                   16.9 Entire Understanding. This Agreement constitutes the entire understanding between the parties hereto regarding the subject matter hereof and supersedes all other prior agreements, understandings, negotiations and discussions of the parties whether written or oral.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                               MAXICARE HEALTH PLANS, INC.,
                               a Delaware corporation


                               By:
                                   -----------------------------

                               Its:
                                   -----------------------------


                               EXECUTIVE:


                               /s/ PETER J. RATICAN
                               --------------------
                                   Peter J. Ratican












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